Exhibit 10.2

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the “Settlement Agreement”) is made this 31st day of March, 2004 (the “Settlement Effective Date”), and entered into by and between Moneyline Telerate and Moneyline Telerate International, each a Delaware corporation (“Moneyline”) and SAVVIS Communications Corporation, a Missouri corporation (“SAVVIS”).

WITNESSETH:

WHEREAS, SAVVIS and Moneyline are parties to that certain MASTER SERVICES AGREEMENT (the “MSA”), dated October 1, 2002;

WHEREAS, certain disputed issues concerning payments as specifically defined herein have arisen between SAVVIS and Moneyline under the MSA (the “Payment Disputes”); and

WHEREAS, Moneyline and SAVVIS (sometimes referred to herein as the “parties”), wish to resolve each of these Payment Disputes and settle fully and finally all possible legal claims each party may have against the other party and their respective affiliates, officers, directors, employees or agents with respect to such Payment Disputes;

NOW THEREFORE, in consideration of the mutual promises and obligations hereinafter set forth, the parties further agree as follows:

1. Upon the execution of this Settlement Agreement by both parties, and in full, final and complete settlement of all claims either party may have against the other party and their respective affiliates, officers, directors, employees or agents, concerning, or relating to the Payment Disputes, Moneyline promises to pay to SAVVIS the sum of [**] (the “Settlement Amount”). The Settlement Amount shall be paid no later than 6:00 pm EST on March 31, 2004 by wire instructions as follows:

Bank of America

Richmond, Virginia

[**]

For the Account of SAVVIS Communications

[**]

In connection with this Settlement Agreement, SAVVIS will provide Moneyline a credit memo in the amount of [**].

2. The breakdown of the Settlement Amount by service, reflecting agreed upon charges, credits, and net amount due by Moneyline to SAVVIS, is set forth on Annex A hereto.

3. From the Settlement Effective Date forward, to avoid future payment disputes and further clarifying certain agreed upon ongoing fees due under the MSA, the parties hereto agree to the following:

a.	Network Management Services and Fees. SAVVIS shall provide Moneyline with Network Management Services with respect to certain non-SAVVIS provided local access and non-SAVVIS provided private broadband connections (collectively, “Non-SAVVIS Connections” or “NSCs”) in the Asia Pacific region (“NMS”). NMS shall be defined as those Customer

[**] CONFIDENTIAL TREATMENT REQUESTED

Support Services set forth in Sections 3(A)-(B) of Exhibit A-2 of the MSA. The NMS Fees shall be [**] per month per NSC and shall be included on the invoices provided under the MSA. Notwithstanding the above, the following NSCs shall not be liable for the NMS Fee: (i) any Customer locations, including those serviced by Distributors, where Customers are not authorized to utilize, and/or SAVVIS is not under any obligation to provide, Savvis Help Desk services; (ii) NSCs used by Moneyline employees for home or office access where SAVVIS is under no obligation to provide Help Desk support; (iii) where a Moneyline Customer contracts for their own third party telecommunications services in order to reach the Moneyline services. As of the Settlement Effective Date, SAVVIS shall calculate the NMS Fee on the basis of [**] NSCs. Within thirty (30) days of the Settlement Effective Date, SAVVIS shall conduct an audit, and Moneyline shall provide SAVVIS with such information as may be reasonably requested by SAVVIS to conduct such audit, for the purpose of determining the actual number of NSCs. The number of NSCs may vary each month based on additions and deletions. SAVVIS shall only be required to provide NMS to those NSCs determined SAVVIS will use reasonable commercial efforts to automate the record keeping of NSCs eligible for the NMS Fee via the SAVVIS Vantive computer system and will provide access for Moneyline personnel at an Internet site located at [**].

[**] CONFIDENTIAL TREATMENT REQUESTED

b.	The total credits for the Crucible Private Network Orders is forth in Annex A hereto; a detailed summary of such credits is set forth in Annex B hereto. For the avoidance of doubt, nothing herein shall preclude Moneyline from exercising any rights it has, if any, to obtain SLA credits under the MSA with respect to the installation only of such Orders.

c.	The parties, having recalibrated the Outsourcing Fees in accordance with Exhibit B-7 of the MSA, hereby agree that the Outsourcing Fees for the eighteen (18) month period commencing on the Settlement Effective Date shall be [**]. Commencing with the Settlement Effective Date, the recalibrated Outsourcing Fees shall include the Warehouse Fees set forth on Exhibit B-6 of the MSA. The parties hereby acknowledge that Moneyline had disputes the inclusion of certain Warehouse Fees as an additional itemized charge on invoices prior to the Settlement Effective Date.

d.	The parties hereby agree that the distributor charges set forth on Annex C hereto in the amount of [**] (“Distributor Charges”) has been paid by SAVVIS and satisfies in full all monies owed with respect to any and all services provided by distributors of Moneyline identified therein (“Distributors”) as of February 29, 2004. The parties further agree that Moneyline shall credit SAVVIS [**] from the Distributor Charges. Such credit is included in the Settlement Amount and set forth on Annex A hereto. Nothing herein shall preclude Moneyline’s rights to invoice SAVVIS for

[**] CONFIDENTIAL TREATMENT REQUESTED

charges relating to the provision to SAVVIS of Distributor provided services in accordance with the MSA, provided, however, that SAVVIS shall enjoy all rights that Moneyline has with respect to reviewing, auditing and disputing such invoices. The parties further agree to work in good faith to develop and implement a mutually agreeable invoice and documentation procedure with respect to any future Distributor Charges and will set forth prices and fees related to Distributor services in writing.

4. Upon the payment of the Settlement Amount from Moneyline to SAVVIS, the parties mutually release, covenant not to sue, and unconditionally discharge each other, their affiliates, officers, directors, employees and agents, from any and all claims, demands, damages and liability of any nature, known or unknown, arising from any cause related to the Payment Disputes addressed herein and existing at the time this Settlement Agreement is executed.

5. This Settlement Agreement is not an admission by any of the parties regarding any claimed fact, right or defense. Rather, this Settlement Agreement is made solely so that the parties can reach a mutually acceptable resolution of the Payment Disputes and all associated disputes as of the date of this Settlement Agreement. All terms of this Settlement Agreement shall remain confidential and held in strict confidence by the parties, provided that the parties may disclose this Settlement Agreement to their agents, provided such agents are bound by no less stringent confidentiality obligations, or as may be required by applicable law or court order.

6. The parties acknowledge that they have had a sufficient amount of time to consider the terms of this Settlement Agreement, confer with their respective legal counsel, and

[**] CONFIDENTIAL TREATMENT REQUESTED

are voluntarily entering into this Settlement Agreement. Both SAVVIS and Moneyline have cooperated and participated in the drafting and preparation of this Settlement Agreement; hence, in any construction to be made of this Settlement Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

7. Both parties represent and warrant that they have the full corporate authority to enter into this Settlement Agreement.

8. This Settlement Agreement shall be binding upon and inure to the benefit of the parties and their respective representative, successors and assigns.

9. This Settlement Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of New York, without regard to the choice of law principles thereof. The language of all parts of this Settlement Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against any of the parties herein.

10. The parties agree that any action or dispute concerning this Settlement Agreement shall be resolved in accordance with Article 17 of the MSA.

11. Should any provision of this Settlement Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed to have been stricken and not to be a part of this Settlement Agreement.

12. As used in this Settlement Agreement, the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

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13. Capitalized terms not otherwise defined herein shall have the meaning set forth in the MSA.

14. This Settlement Agreement sets forth the entire agreement between the parties hereto and fully supercedes any and all prior agreements or understandings, whether written or oral, between the parties hereto pertaining to the subject matter of this Settlement Agreement. This Settlement Agreement may not be modified or amended except in writing, signed and executed by both parties hereto.

15. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original, effective as of the Settlement Effective Date. For the purposes of this Settlement Agreement, facsimile signatures shall be deemed to be the valid and binding signature by the respective parties hereto.

16. Each party shall be responsible for its own costs and fees, including attorney’s fees, in connection with the settlement and this Settlement Agreement.

17. Any notice given in connection with this Settlement Agreement shall, unless otherwise provided herein, be in writing and shall be delivered by overnight delivery, hand delivery, or by certified mail, return receipt requested as follows:

(a) To Moneyline:

Moneyline Telerate and Moneyline Telerate International

223 Broadway, 23rd Floor

New York, New York 10279

Attention: General Counsel

(b) To SAVVIS:

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SAVVIS Communication Corporation

14851 Worldgate Drive

Herndon, VA 20170

Attention: General Counsel

{SIGNATURE PAGE FOLLOWS}

[**] CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties hereto have caused this Settlement Agreement to be executed as of the Settlement Effective Date.

Moneyline Telerate		SAVVIS Communications Corporation

By:	/s/ Jeffrey Geisenheimer	By:	/s/ Lane Blumenfeld

Name:	Jeffrey Geisenheimer	Name:	Lane Blumenfeld

Title:	EVP and CFO	Title:	Deputy General Counsell, VP and Assistant Secretary

Moneyline Telerate International

By:	/s/ Jeffrey Geisenheimer

Name:	Jeffrey Geisenheimer

Title:	EVP and CFO

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ANNEX A

	Dec-03	Jan-04	Feb-04	Mar-04	Billed	Credits	Net Due
Network Management	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Firewall Charges	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Crucible/Contributor credit to MLT						[**]	[**]
Distributor Credit to SVVS						[**]	[**]

Net Due							[**]

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ANNEX B

Crucible Private Network Orders			SAVVIS Invoice Charges
	SIP ID	Start Bill Date	Aug-03	Sep-03	Oct-03	Nov-03	Dec-03	Jan-04	Feb-04	Total
TradeWeb	144369	7/7/03			[**]	[**]	[**]	[**]	[**]	[**]
Espeed	144371	7/30/03		[**]	[**]	[**]	[**]	[**]	[**]	[**]
Espeed	144372	7/30/03		[**]	[**]	[**]	[**]	[**]	[**]	[**]
BrokerTec	144567	7/31/03		[**]	[**]	[**]	[**]	[**]	[**]	[**]

Total			$—	[**]	[**]	[**]	[**]	[**]	[**]	[**]

No equipment	Agreed Credit	$[**]
Equipment shipped on 1/27/04

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ANNEX C

	Oct-02	Nov-02	Dec-02	Jan-03	Feb-03	Mar-03	Apr-03	May-03	Jun-03	Jul-03	Aug-03	Sep-03	Oct-03	Nov-03	Dec-03	Jan-04	Feb-04	Total
EMEA
Italy Distributor Charge	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Poland Distributor Charge	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
SEM Distributor Charge	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

EME Total	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Asia
Korea	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]		[**]	[**]	[**]	[**]	[**]
India	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]		[**]	[**]	[**]	[**]	[**]
Indonesia	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]		[**]	[**]	[**]	[**]	[**]

Asia Total	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]		[**]	[**]	[**]	[**]	[**]

USA*	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

USA Total	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Total Disputed Amounts	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Credits to Savvis
Poland Distributor Charges												[**]	[**]	[**]	[**]	[**]	[**]	[**]
SEM Distributor Charges						[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Southern Emerging Markets (SEM) = Bahrain, Qatar, Saudia, Abu Dhbai, Dubia